UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2012 (April 23, 2012)

RADIATION THERAPY SERVICES

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Press Release

On April 23, 2012, Radiation Therapy Services Holdings, Inc. issued a press release announcing the launch of an offering of senior secured notes by its subsidiary, Radiation Therapy Services, Inc., a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Preliminary Results for the Quarter Ended March 31, 2012

In the three months ended March 31, 2012, Radiation Therapy Services, Inc. and its subsidiaries (together, the “Company,” “we,” and “us,”), performed 125,467 treatments or 1,960 per day. This represents an increase in same practice treatments of 2.1% (excluding the impact of the termination of a capitated contract in Las Vegas, Nevada). Based on operational results, revenue for the fiscal quarter ended March 31, 2012 is expected to be between $172 million and $177 million, and pro-forma earnings before interest, taxes, depreciation, amortization, other adjustments and pro-forma full period effect of acquisition EBITDA (‘‘Pro-forma Adjusted EBITDA’’), for the fiscal quarter ended March 31, 2012 is expected to be between $27 million and $29 million.

Our estimated revenues and Pro-forma Adjusted EBITDA for the quarter ended March 31, 2012 are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such estimates have not been subject to our normal quarter-end closing and review procedures and adjustments. Such results should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and reviewed by our auditors. Consequently, there can be no assurances that our revenues or Pro-forma Adjusted EBITDA for the quarter ended March 31, 2012 will fall within the ranges set forth above, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the quarter ended March 31, 2012.

Recent Transactions

On March 30, 2012, the Company completed the acquisition of Lakewood Ranch Oncology Center (‘‘LROC’’), a radiation therapy facility located in Lakewood Ranch, Florida, for approximately $26 million.  The acquisition expands our existing presence in Sarasota and Manatee Counties. We expect the acquisition of LROC and the affiliated practices to contribute approximately $23.2 million and $6.6 million in revenues and EBITDA, respectively, during the first twelve months of operations. LROC was previously owned by two groups of urologist specialists whom we hired as part of this transaction, building on our Integrated Cancer Care (“ICC”) model.

Separately, on March 12, 2012 we also entered into a license agreement with the North Broward Hospital District to license the space and equipment and assume responsibility for the operation of the radiation therapy departments at Broward General Medical Center and North Broward Medical Center, where we had previously provided professional services. The license agreement runs for an initial term of ten years, with three separate five year renewal options.  We expect the license agreement to contribute positive revenues and EBITDA without additional capital contributions during the first year of operations.

New Revolving Credit Facility

In connection with the offering of Radiation Therapy Services, Inc.’s senior secured notes, we expect to enter into a new revolving credit facility. We expect the new revolving credit facility to allow for up to $150 million in borrowings and we expect it to have a 4.5 year maturity.  The closing of the contemplated notes offering is a condition to effectiveness of the new revolving credit facility. We can give no assurances that the closing of the notes issuance or the new revolving credit facility will occur.

Reconciliation of Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder to Pro Forma Adjusted EBITDA

	Year Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2011
	(unaudited) (dollars in thousands)
Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	$(9,550)	$(115,488)	$(353,441)
Income tax benefit	1,002	(12,810)	(25,365)
Interest expense, net	62,502	58,505	60,656
Depreciation and amortization	46,416	46,346	54,084
Loss on sale of assets of a radiation treatment center	—	1,903	—
Early extinguishment of debt	—	10,947	—
Impairment loss	3,474	97,916	360,639
Loss on investments	—	—	250
Gain on fair value adjustment of previously held equity investment	—	—	(234)
Loss on forward currency derivative contracts	—	—	672
Management fees(a)	1,239	1,314	1,562
Non-cash expenses(b)	5,042	3,534	3,970
Sale-lease back adjustments(c)	(6,031)	(2,511)	(925)
Acquisition-related costs(d)	2,437	4,811	6,400
Other expenses(e)	1,886	2,031	2,120
Litigation settlement(f)	—	2,771	2,232
Costs associated with the provision for income taxes(g)	—	330	996
Cost savings(h)	5,023	—	—
Physician contracting expenses(i)	—	7,551	—
Lakewood Ranch, Sarasota transaction(j)			6,598
Pro-Forma full period effect of acquisition EBITDA(k)	—	8,565	9,172
Pro-forma Adjusted EBITDA	$113,440	$115,715	$129,386

(a)                                  Management fees paid to our sponsor, Vestar Capital Partners.

(b)                                 Non-cash expenses include stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance expense.

(c)                                  Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d)                                 Acquisition related costs associated with the adoption of ASC 805, Business Combinations, requiring prior capitalized costs be expensed, including professional fees and due diligence costs relating to the acquisition of physician practices.

(e)                                  Other expenses include loss on sale of assets, severance payments related to staff reductions, tail premiums paid on terminated physicians.

(f)                                    Litigation settlement associated with the termination of certain physicians during 2010 and 2011.

(g)                                 Expenses associated with process improvements in the area of income taxes.

(h)                                 Cost savings related to the planned cost cutting initiative implemented during the fourth quarter of 2009.

(i)                                     Physician contracting expenses associated with the restructuring of certain physician groups’ compensation arrangements.

(j)                                     The EBITDA acquired relating to the Lakewood Ranch facility acquisition, closed on March 30, 2012, for approximately $26.0 million.

(k)                                  Pro-forma amounts related to adjustments to Adjusted EBITDA to reflect the full period effect of our acquisitions completed during 2010 and 2011.  The adjustments reflect the impact to our Pro-forma Adjusted EBITDA as if the acquisitions had occurred at the beginning of the year.

Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, foreign currency derivative contract loss, gain on fair value adjustment of previously held equity investment, management fees from our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums on termed physicians, litigation settlements with physicians, costs associated with the provision for income taxes, costs associated with the restructuring of certain physician groups’ compensation agreements, adjustments to give effect to our Lakewood Ranch, Sarasota transaction, and pro-forma full period effect of acquisition EBITDA.

We believe that Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Radiation Therapy Services Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s proposed senior secured notes offering, entry into its new revolving credit facility, and its expected financial results and estimates for the first quarter of 2012 and other periods.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES
HOLDINGS, INC.

Date: April 23, 2012	By:	/s/ Bryan J. Carey
		Name:	Bryan J. Carey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 23, 2012.